SCHEDULE 14C INFORMATION
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SUNAMERICA SERIES TRUST

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SunAmerica Asset Management Corp.
SunAmerica Series Trust
P.O. Box 54299
Los Angeles, California
(800) 445-7862
June 23, 2010
Dear Contract Owner:
     You are receiving this information statement (the “Information Statement”) because you own interests in the Technology Portfolio (the “Portfolio”), a series of SunAmerica Series Trust (the “Trust”). The purpose of the Information Statement is to inform you that on April 6, 2010, the Board of Trustees of the Trust approved a new subadvisory agreement (the “New Subadvisory Agreement”) between SunAmerica Asset Management Corp. and Columbia Management Investment Advisers, LLC, formerly RiverSource Investments, LLC (“CMIA”) with respect to the Portfolio. The New Subadvisory Agreement became effective on May 1, 2010 following Ameriprise Financial, Inc.’s acquisition of the long-term asset management businesses of Columbia Management Group, LLC and certain affiliated companies, including Columbia Management Advisors, LLC, now known as BofA Advisors, LLC (the “Former Subadviser”). The Former Subadviser managed the Portfolio prior to April 30, 2010.
     As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the New Subadvisory Agreement and CMIA.
     This Information Statement is for your information only and you are not required to take any action. Please don’t hesitate to call us at (800) 445-7862 if you have any questions about these changes or if we can be of service to you in any other way. As always, we appreciate your confidence and trust and look forward to serving you in the future.
Sincerely,

John Genoy
President
SunAmerica Series Trust

SUNAMERICA SERIES TRUST
Technology Portfolio
P.O. Box 54299
Los Angeles, CA 90054-0299

INFORMATION STATEMENT
REGARDING A NEW SUBADVISORY AGREEMENT WITH
COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

     You have received this information statement (the “Information Statement”) because you own interests in the Technology Portfolio (the “Portfolio”), a series of SunAmerica Series Trust (the “Trust”) within a variable annuity or variable life insurance contract (a “Contract”). At a meeting held on April 6, 2010, the Board of Trustees (the “Board”) of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Trustees”), approved a new subadvisory agreement (“New Subadvisory Agreement”) between SunAmerica Asset Management Corp. (“SunAmerica” or the “Adviser”), the Portfolio’s investment adviser, and Columbia Management Investment Advisers, LLC, formerly RiverSource Investments, LLC (“CMIA”) with respect to the Portfolio.
     The Portfolio was subadvised by Columbia Management Advisors, LLC, now known as BofA Advisors, LLC (the “Former Subadviser”) pursuant to a subadvisory agreement between SunAmerica and the Former Subadviser (the “Prior Subadvisory Agreement”). On April 30, 2010, Ameriprise Financial, Inc., the parent company of CMIA, completed its acquisition of the long-term asset management businesses of Columbia Management Group, LLC (“CMG”) and certain affiliated companies, including the Former Subadviser (the “Transaction”). This information statement describes the Board’s decision to approve the New Subadvisory Agreement and provides information about CMIA, the new subadviser.
     The New Subadvisory Agreement is substantially similar in all material respects to the Prior Subadvisory Agreement, except for the name of the subadviser, effective date and the term of the agreement.
     The Trust has received an exemptive order from the Securities and Exchange Commission (“SEC”) that allows SunAmerica, subject to certain conditions, to select new subadvisers, replace existing subadvisers or make changes to existing subadvisory contracts without first calling a shareholder meeting and obtaining shareholder approval (the “Order”). The Order requires that within 60 days of entering into a new subadvisory agreement, the Trust must furnish the fund’s shareholders with the same information about the new subadviser or subadvisory agreement that would have been included in a proxy statement, except as modified by the Order.
We are not asking for a proxy and you are requested not to send us a proxy. This
Information Statement is for informational purposes only and you are not required to take any action.
     This Information Statement is being mailed on or about June 23, 2010 to all Contract owners of the Portfolio who had selected the Portfolio as an investment option on May 1, 2010. Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.
The Trust and the Adviser
     The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Trustees, including a majority of the Independent Trustees. The Advisory Agreement was last approved by the Trustees at an in-person meeting held on September 30, 2009.

     SunAmerica is a wholly-owned subsidiary of SunAmerica Annuity and Life Assurance Company and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SunAmerica selects the subadvisers for the Trust’s portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios’ daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift (divergence from the stated investment objective or policies) or other consideration.
     The subadvisers to the Trust, including CMIA, act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to Portfolios of the Trust regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers’ fees. The Portfolios do not pay fees directly to a subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the 1940 Act, the rules and interpretations thereunder and other applicable securities laws.
     Under the Advisory Agreement, SunAmerica receives from the Technology Portfolio a management fee, accrued daily and payable monthly, based on the average daily net assets of the Portfolio, which was 1.00%, or $332,338, for the fiscal year ended January 31, 2010. For the fiscal year ended January 31, 2010, SunAmerica paid the Former Subadviser a fee equal to the annual rate of the Portfolio’s average daily net assets, which equaled 0.50%, or $166,169. Based on these payments to the Former Subadviser, SunAmerica retained a portion of its management fee for such period equal to 0.50% of the average daily net assets of the Portfolio, or $166,169.
The Prior and New Subadvisory Agreements
     Pursuant to the Prior Subadvisory Agreement, the Former Subadviser served as the subadviser to the Portfolio until the Prior Subadvisory Agreement was terminated, which occurred on the closing date of the Transaction. The Board, including all of the Independent Trustees, at a meeting held on April 6, 2010, approved the New Subadvisory Agreement to become effective upon the consummation of the Transaction. The New Subadvisory Agreement became effective on May 1, 2010.
     The terms of the New Subadvisory Agreement, including fees payable to CMIA by SunAmerica, are substantially similar in all material respects, including the subadvisory fees paid to CMIA and the Former Subadviser. The New Subadvisory Agreement will expire on May 1, 2012, unless specifically approved in the manner required by the 1940 Act and the rules thereunder. The New Subadvisory Agreement is attached to this Information Statement as Exhibit A.
     The fees paid by SunAmerica to CMIA under the New Subadvisory Agreement are identical to the fees paid by SunAmerica to the Former Subadviser under the Prior Subadvisory Agreement. The subadvisory fee rate payable under both agreements is as follows: 0.500% on first $150 million, 0.450% on the next $100 million, and 0.425% over $250 million. Under the Prior Subadvisory Agreement and the New Subadvisory Agreement, each of the Former Subadviser and CMIA has no right to obtain compensation directly from the Trust or the Portfolio for services provided and looks solely to SunAmerica for payment of fees due.
Factors Considered by the Board of Trustees
     At the April 6, 2010 meeting, the Board received various materials related to certain factors used in its consideration whether to approve the New Subadvisory Agreement. Those factors included: (1) the nature, extent and quality of services to be provided by CMIA; (2) CMIA’s compensation, including the size and structure of the subadvisory fees and comparisons of such fees with those of other subadvisers as selected by an independent third-party provider of investment company data; (3) the investment performance of the Portfolio, if any, compared to performance of comparable funds and against benchmarks and/or indices; (4) indirect costs and benefits potentially derived by CMIA; (5) the terms of the New Subadvisory Agreement; (6) whether the Portfolio will benefit from possible economies of scale; and (7) information regarding CMIA’s compliance and regulatory history. In addition, the Board considered the organization capability and financial condition of CMIA and the conditions and trends prevailing in the economy, the securities markets and the investment company industry.
     The Independent Trustees were separately represented by counsel that is independent of SunAmerica in connection with their consideration of approval of the New Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in an executive session during which such independent counsel provided guidance to the Independent Trustees.
     Nature, Extent and Quality of Services. The Board, including the Independent Trustees, considered the nature, quality and extent of services to be provided by CMIA. In making its evaluation, the Board considered that SunAmerica is responsible for the supervision of and coordination of the services to be provided by CMIA. The Board noted that CMIA would be responsible for providing investment management services on a day-to-day basis to the Portfolio. In such role, CMIA would (i) determine the securities to be purchased or sold and execute such documents on behalf of the Portfolio; (ii) provide SunAmerica with records concerning its activities; and (iii) render regular reports to SunAmerica and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Board reviewed CMIA’s history, structure and size, and investment experience. The Board was informed that in management’s judgment, CMIA has the size, viability and resources to attract and retain highly qualified investment professionals.
     The Board reviewed the qualifications, background and responsibilities of CMIA’s staff that would be responsible for providing investment management services to the Portfolio. The Board reviewed CMIA’s compliance and regulatory history, including information whether any were involved in any regulatory actions or investigations. The Board concluded that it was satisfied with the nature, quality and extent of the services provided by or to be provided by SunAmerica and CMIA and that there was a reasonable basis on which to conclude that they would provide high quality services to the Trust.
     Portfolio Fees and Expenses; Investment Performance. The Board, including the Independent Trustees, received and reviewed information regarding the Portfolio’ subadvisory fees. The Board received information regarding the Trust’s subadvisory fees compared to subadvisory fee rates of a group of funds with similar investment objectives (the “Subadvisor Expense Group/Universe”), as selected and prepared by Lipper, an independent third-party provider of investment company data. It was noted that SunAmerica negotiates the subadvisory fee rates at arms-length. The Board also considered that the subadvisory fees are paid by SunAmerica out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a Subadvisor Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs.
     With respect to the subadvisory fees of the Technology Portfolio, the Board considered that the Portfolio’s subadvisory fees would not change as a result of the subadviser change and that the Lipper report reflected that such fees were at the median of its Subadvisor Expense Universe. The Board received and reviewed performance information of the Seligman Global Technology Fund, as presented by CMIA. It was noted that the portfolio managers who manage the Seligman Global Technology Fund would also be responsible for managing the Portfolio. It was noted that the Seligman Global Technology Portfolio outperformed its index, the Morgan Stanley Capital International World IT Index, for eight out of the past ten calendar years and it outperformed the benchmark for the one-, three- and five-year periods ended December 31, 2009. The Board concluded that the performance of the Seligman Global Technology Fund was satisfactory in light of all factors considered.
     Cost of Services & Benefits Derived; Profitability and Economies of Scale. With respect to indirect costs and benefits, management noted that the fees paid under the New Subadvisory Agreement are paid by SunAmerica out of the advisory fees that it receives under its advisory agreement with the Trust. In addition, it was noted that management negotiated the New Subadvisory Agreement and the fees thereunder at arm’s length. The Board concluded that the cost of services to be provided by CMIA with respect to the Portfolio and its profitability were not material factors to the Board’s consideration of the New Subadvisory Agreement.
     Again, it was noted that there were no changes to either the advisory or subadvisory fee schedules and that the change to CMIA would have no impact to SunAmerica’s profitability. With the understanding that the subadvisory fees are paid by SunAmerica out of its advisory fees and that such fees are negotiated at arm’s length, the Board determined that the profitability to CMIA with respect to the Portfolio was not a material factor in its consideration of the New Subadvisory Agreement.
     The Board also received and considered information regarding the ability of the Portfolio to achieve economies of scale. The Board considered that the New Subadvisory Agreement contains breakpoints in the fee schedules; however, since SunAmerica is responsible for the payment of the fees pursuant to the New Subadvisory Agreement (and not the Trust), the Trust does not directly benefit from any reduction in subadvisory fee rates. For similar reasons as stated above with respect to CMIA’s profitability and the costs of their providing services, the Board concluded that the potential for economies of scale in CMIA’s management of the Portfolio were not a material factor in its consideration at this time.
     Terms of New Subadvisory Agreement. The Board reviewed the terms of the New Subadvisory Agreement including the duties and responsibilities undertaken by CMIA as discussed above. The Board noted that the New Subadvisory Agreement provides that CMIA will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the other terms and conditions of the New Subadvisory Agreement. The Board noted that New Subadvisory Agreement was substantially similar in all material respects to the Prior Subadvisory Agreement.
     Conclusions. In reaching its decision to recommend the approval of the New Subadvisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Trustee attributes different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that CMIA possesses the capability and resources to perform the duties required of it under the New Subadvisory Agreement.
     Further, based upon its review of the New Subadvisory Agreement, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that: (1) the terms of the New Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and their shareholders, and (2) the subadvisory fee rate is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.
Information About CMIA
     CMIA is located at 100 Federal Street, Boston, MA 02110. CMIA acts as investment manager for individuals, corporations, private investment companies and financial institutions. CMIA also manages investments for itself and its affiliates. CMIA is registered as an investment adviser with the SEC and is a wholly-owned subsidiary of Ameriprise Financial, Inc. As of March 31, 2010, CMIA and its affiliates had approximately $152 billion in assets under management.
     The following chart lists the principal executive officers and the directors of CMIA and their principal occupations. The address for each is c/o Columbia Management Investment Advisers, LLC, 100 Federal Street, Boston, MA 02110.

Name	Principal Occupation
William F. Truscott	Chairman of the Board; also, Chief Executive Officer, U.S. Asset Management and President, Annuities of Ameriprise Financial, Inc.

Michael A. Jones	President and Member of the Board; also, President, U.S. Asset Management, Ameriprise Financial, Inc. and President of Columbia Management Investment Distributors, Inc.

Colin Moore	Chief Investment Officer and Member of the Board

Beth Ann Brown	Senior Vice President — Intermediary Distribution Asset Management; also, Director and Senior Vice President of Columbia Management Investment Distributors, Inc.

J. Kevin Connaughton	Senior Vice President and General Manager Mutual Fund Products

Amy K. Johnson	Senior Vice President and Chief Operating Officer

Robert McConnaughey	Managing Director and Head of Equities

Colin J. Lundgren	Senior Vice President and Head of Fixed Income

Name	Principal Occupation
Brian J. McGrane	Senior Vice President and Chief Financial Officer and Member of the Board

Jeffrey F. Peters	Senior Vice President and Head of Institutional Distribution; also, Senior Vice President of Columbia Management Investment Distributors, Inc.

Todd White	Senior Vice President and Head of Alternative and Absolute Return Investments

Christopher Thompson	Senior Vice President and Head of Investment Products and Marketing

Amy Unkless	Senior Vice President and Chief Administrative Officer

Scott R. Plummer	Vice President, Chief Legal Officer and Assistant Secretary; also, Vice President and Lead Chief Counsel, Asset Management of Ameriprise Financial, Inc.

Linda J. Wondrack	Vice President and Chief Compliance Officer; also, Chief Compliance Officer of Columbia Funds and RiverSource Funds
     CMIA is the investment adviser for one similar fund that has an investment strategy similar to the Portfolio. The following chart shows certain fund fees and expenses charged by CMIA for advising the funds. CMIA and/or its affiliates are currently waiving or reimbursing a portion of its management fee.

	Assets as of
	3/31/2010	Advisory Fee Rate
Fund Name	(in millions)	(as a % of net assets)
Columbia Technology Fund(1)	$292	0.87% up to $500 million;
		0.82% on next $500 million; and
		0.77% over $1 billion.
Seligman Global Technology Portfolio(2)	$533	0.95% on all assets
Seligman Global Technology Fund(3)	$6	0.95% on all assets
Pacific Select Technology Portfolio(4)	$82	0.50% up to $100 million;
		0.475% on next $150 million;
		0.45% on next $250 million; and
		0.425% over $500 million.

(1)	CMIA has voluntarily agreed to reimburse a portion of the fund’s expenses so that the fund’s operating expenses (excluding any distribution and service fees, brokerage commissions, interest, taxes and extraordinary expenses, but including custodian charges relating to overdrafts, if any), after giving effect to any balance credits from the fund’s custodian, do not exceed 1.20% of the fund’s average daily net assets on an annualized basis. CMIA, in its discretion, may revise or discontinue this arrangement at any time.

(2)	CMIA and its affiliates have contractually agreed to waive certain fees and to reimburse certain expenses (other than acquired fund fees and expenses, if any) until April 30, 2011, unless sooner terminated at the sole discretion of the fund’s Board of Directors. Under this agreement, net fund expenses (excluding acquired fund fees and expenses, if any) will not exceed 0.99% for Class 1 and 1.24% for Class 2.

(3)	CMIA and its affiliates have contractually agreed to waive certain fees and to reimburse certain expenses (other than acquired fund fees and expenses, if any) until April 30, 2011, unless sooner terminated at the sole discretion of the fund’s Board of Directors. Under this agreement, net fund expenses (excluding acquired fund fees and expenses, if any) will not exceed 1.57% for Class A, 2.34% for Class B, 2.33% for Class C, 1.12% for Class I, 1.92% for Class R2, 1.67% for Class R3, 1.42% for Class R4 and 1.17% for Class R5.

(4)	This represents the subadvisory fees paid to CMIA.
Ownership of Shares
     As of May 1, 2010, the Portfolio had outstanding: 5,591,013 Class 1 shares; 1,847,057 Class 2 shares and 9,984,139 Class 3 shares. As of May 1, 2010, over 99% of the shares of the Portfolio were owned directly by the separate accounts of SunAmerica Annuity and Life Assurance Company and First SunAmerica Life Insurance Company. To SunAmerica’s knowledge, no person owned a variable annuity contract and/or variable life insurance policy or interests therein of more than 5% of the outstanding shares of the Portfolio as of May 1, 2010. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 31, 2010.

Brokerage Commissions
     For the fiscal year ended January 31, 2010, the Portfolio paid commissions of $346 to affiliated broker/dealers, which represented 0.16% of the aggregate brokerage commissions paid by the Portfolio to all broker/dealers.
Other Service Agreements
     Pursuant to a service plan, the Portfolio paid service and maintenance fees to certain affiliated life insurance companies, as follows:

Class 1 Shares	Class 2 Shares	Class 3 Shares

—	$5,559	44,941
     SunAmerica Capital Services, Inc., which is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992, distributes the Portfolio’s shares.
Shareholder Proposals
     Neither the Trust, nor the Portfolio is required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will occur. If a shareholder wishes to submit a proposal for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Whether a proposal submitted would be included in the proxy statement will be determined in accordance with applicable state and federal law.
By Order of the Trustees,

Nori L. Gabert
Secretary
SunAmerica Series Trust
Dated: June 23, 2010

Exhibit A
SUBADVISORY AGREEMENT
          This SUBADVISORY AGREEMENT is dated as of May 1, 2010 by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC, a Minnesota limited liability company (the “Subadviser”).
WITNESSETH:
     WHEREAS, the Adviser and SunAmerica Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a Subadviser; and
     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of beneficial interest, no par value per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and
     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and
     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio(s) of the Trust listed on Schedule A attached hereto (the “Portfolio(s)”), and the Subadviser is willing to furnish such services;
     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:
     1. Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities and other investments to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities as may be reasonably requested from time to time. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current prospectus and statement of additional information; and (b) applicable laws and regulations.
     The Subadviser represents and warrants to the Adviser that, in performing its responsibilities hereunder, each Portfolio will at all times be operated and managed (a) in compliance with all applicable federal and state laws, including securities, commodities and banking laws, governing its operations and investments; (b) so as not to jeopardize either the treatment of the variable annuity contracts which offer the Portfolio(s) (the “Contracts”) as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (c) to minimize any taxes and/or penalties payable by the Trust or the Portfolio(s). Without limiting the foregoing, the Subadviser represents and warrants that it will manage each Portfolio in compliance with (a) the applicable provisions of Subchapter M, chapter 1 of the Code (“Subchapter M”) for each Portfolio to be treated as a “regulated investment company” under Subchapter M; (b) the diversification requirements specified in the Internal Revenue Service’s regulations under Section 817(h) of the Code; (c) the provisions of the Act and rules adopted thereunder; (d) applicable state insurance laws as communicated by Adviser to Subadviser in writing; (e) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current prospectus and statement of additional information as most recently provided by the Adviser to the Subadviser; and (f) the polices and procedures as adopted by the Trustees of the Trust as most recently provided by the Adviser to the Subadviser. The Subadviser shall furnish information to the Adviser, as requested, for purposes of compliance with the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code.
     The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
     The Subadviser agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.
     The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.
     Adviser acknowledges that Subadviser shall have no responsibility to vote proxies with respect to companies whose securities are held in that portion of the Portfolio(s) allocated to it by Adviser. Subadviser shall not be responsible for pursuing rights, including class action settlements, relating to the purchase, sale, or holding of securities by the Portfolio(s); provided, however, that Subadviser shall provide notice to Adviser of any such potential claim of which it becomes aware and reasonably cooperate with Adviser in any possible proceeding.
     In rendering the services required under this Agreement, Subadviser may, consistent with applicable law and regulations, from time to time, employ, delegate, or associate with itself such affiliated or unaffiliated person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement; provided, however, that in each such instance Subadviser shall provide prior written notice to Adviser. Subadviser represents that any party to whom it delegates authority with respect to the services to be provided under this Agreement shall be bound by a duty of confidentiality to the Subadviser that is no less restrictive than the duties required of the Subadviser under this Agreement. The power to delegate duties under this Agreement shall not relieve the Subadviser of any liability for such delegate’s acts, that if done by the Subadviser, would result in liability to the Subadviser.
     Subadviser does not warrant that the portion of the assets of the Portfolio(s) managed by Subadviser will achieve any particular rate of return or that its performance will match that of any benchmark index or other standard or objective.
     Adviser has delivered or will deliver to Subadviser current copies of the Trust’s Prospectus and Statement of Additional Information, and all applicable supplements thereof, and will promptly deliver to Subadviser all future amendments and supplements, if any.
     Adviser will provide Subadviser access to a list of the affiliates of Adviser or the Portfolio(s) to which investment restrictions apply, which list will specifically identify (a) all companies in which the Portfolio(s) may not invest, together with ticker symbols and/or CUSIP numbers for all such companies, and (b) any affiliated brokers and any restrictions that apply to the use of those brokers by the Portfolio(s). Adviser will notify Subadviser any time a change to such list is made.
     The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Portfolios or other series of the Trust, to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investments companies that are under common control with the Trust, concerning transactions of the Portfolios in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.
     2. Portfolio Transactions. (a) The Subadviser is responsible for decisions to buy or sell securities and other investments for the assets of each Portfolio, broker-dealers and futures commission merchants’ selection, and negotiation of brokerage commission and futures commission merchants’ rates; provided, however, that such orders shall be consistent with Subadviser’s brokerage policy; conform with federal securities laws; and be consistent with seeking best execution. Subject to such policies as the Trustees may determine and, consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that the execution was appropriate or the amount of commission was reasonable in relation to the value of the brokerage and/or research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with

Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.
     (b) Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, the Adviser may direct the Subadviser to effect a specific percentage of a Portfolio’s transactions in securities and other investments to certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge:
(1)	All brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution;

(2)	Such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser’s arrangements with the particular broker-dealer or futures commission merchant, or such other factors as market conditions, share values, capabilities of the particular broker-dealer or futures commission merchant, etc.;

(3)	If the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly. In addition, the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single “bunched” transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and

(4)	Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers. As such the Subadviser may be unable to fulfill the Adviser’s request for direction due to the reasons stated above.
     3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser’s fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.
     4. Reports. The Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.
     5. Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     6. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.
          The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.
     7. Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.
     8. Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Subadviser’s rendering of services under this Agreement.
          (b) The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser and/or the Trust and their affiliates or such directors/trustees, officers or controlling persons become subject under the 1933 Act, under other statutes, at common law or otherwise, arising out of or resulting from any disabling conduct on the part of the Subadviser, including but not limited to any material failure by the Subadviser to comply with the provisions and representations and warranties set forth in Section 1 of this Agreement which arises out of or results from Subadviser’s disabling conduct; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.
     9. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.
          With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Trust. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act). This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated. Notwithstanding the foregoing, in the event the Securities and Exchange Commission issues an order conditionally or unconditionally exempting such assignment from the provisions of

Section 15(a) of the Act, this Agreement shall continue in full force and effect, subject to any terms or conditions of such order.
     10. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
     11. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.
     12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.
     13. Personal Liability. The Declaration of the Trust establishing the Trust (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property,” as defined in the Declaration, only shall be liable.
     14. Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.
     15. Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.
     16. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:		Columbia Management Investment Advisers, LLC Paul Mikelson | Director of Administration
Asset Management Product Group 435 Ameriprise Financial Center | Minneapolis, Minnesota 55474 Office: 612.671.4452 | Fax: 612.671.0618
paul.a.mikelson@ampf.com

Adviser:		SunAmerica Asset Management Corp.
Harborside Financial Center
3200 Plaza 5
Jersey City, NJ 07311
	Attention:	Gregory N. Bressler
Senior Vice President and General Counsel

with a copy to:		SunAmerica Retirement Markets
1 SunAmerica Center
Century City
Los Angeles, CA 90067-6022
	Attention:	Mallary L. Reznik
Senior Vice President and
General Counsel

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP.
By:	/s/ PETER A. HARBECK
	Name:	Peter A. Harbeck
	Title:	President and Chief Executive Officer

COLUMBIA MANAGEMENT INVESTMENTS ADVISERS, LLC
By:	/s/ AMY K. JOHNSON
	Name:	Amy K. Johnson
	Title:	Senior Vice President

SCHEDULE A

Annual Fee
(as a percentage of the average daily
net assets the Subadviser manages in
Portfolio(s)	the portfolio)

Technology Portfolio	0.500% on the first $150 million
0.450% on the next $100 million
0.425% over $250 million